CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”) is entered into as of December 31, 2014 (the “Closing Date”), by and among QUEST SOLUTION, INC., a Delaware corporation (“Parent”), QUEST MARKETING, INC., an Oregon corporation (“QMI”), BAR CODE SPECIALTIES, INC., a California corporation (“BCSI”; and together with QMI, individually, a “Borrower” and collectively, the “Borrowers”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”). Certain capitalized terms used in this Agreement are defined in Section 7.1.  The parties agree as follows:

ARTICLE I

CREDIT TERMS

SECTION 1.1

LINE OF CREDIT.

(a)

Line of Credit.

(i)

Subject to the terms and conditions of this Agreement, Lender agrees to make advances to Borrowers under this Section 1.1 (“Advances”), from time to time up to and including the Termination Date, in a total amount at any time outstanding not to exceed the lesser of (a) $8,000,000 (the “Maximum Revolver Amount”) minus Letter of Credit Usage, and (b) the sum of the following (the “Borrowing Base”):

(A)

Eighty-five percent (85%) of Eligible Accounts of Borrowers, less

(B)

Letter of Credit Usage, less

(C)

all Reserves, less

(D)

any other Obligations (other than amounts under the Line of Credit and Letter of Credit Usage).

The Borrowing Base will be determined by Lender upon receipt and review of all collateral reports required under this Agreement and such other documents and collateral information as Lender may from time to time reasonably require.  “Line of Credit” means the line of credit established under this Section 1.1. “Account” means an account as that term is defined in the Code. “Account Debtor” means an account debtor as that term is defined the Code. “Inventory” means inventory as that term is defined in the Code. “Dilution” means, with respect to any period of determination selected by Lender, a percentage that is the result of dividing the dollar amount of the aggregate of all bad debt write-downs, discounts, allowances, credits, deductions and other dilutive items for such period as determined by Lender in its Permitted Discretion with respect to Borrowers’ Accounts for such period, by Borrowers’ billings with respect to Accounts for such period.  If Dilution with respect to Borrowers at any time exceeds five percent (5%) of Borrowers’ gross sales for any such period, or if there at any time exists any other matters, events, conditions or contingencies which Lender reasonably believes may affect payment of any portion of Borrowers’ Accounts, Lender may, in its Permitted Discretion, establish, and adjust from time to time, Reserves in the Borrowing Base.  “Reserves” means, as of any date of determination, an amount or percentage of a specific category or item that Lender establishes in its Permitted Discretion from time to time to reduce availability under the Line of Credit to reflect events, conditions, contingencies, or risks which are reasonably likely to affect the assets or business of any of the Borrowers or any of the Collateral or its value or the enforceability, perfection or priority of Lender’s security interest in the Collateral, including without limitation reserves for Dilution and Bank Products.

(b)

“Eligible Accounts” consist solely of Accounts created and invoiced by a Borrower in the ordinary course of such Borrower’s business that arise out of the sale of goods or the rendition of services, upon which Borrower’s right to receive payment is absolute and not contingent upon the fulfillment of any condition, and in which Lender has a perfected first-priority security interest, but will not include:

(i)

any Account which is unpaid more than 90 days from original invoice date which payment shall be no later than 30 days after the date of such invoice;

(ii)

that portion of any Account for which there exists any right of setoff, defense, dispute or discount (except regular discounts allowed in the ordinary course of business to promote prompt payment) or for which any defense or counterclaim has been asserted;

(iii)

Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not solvent, has gone out of business, or as to which such Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor;

(iv)

any Account which represents an obligation of the United States government, any state or any other political subdivision (except Accounts which represent obligations of the United States government and for which the assignment provisions of the Federal Assignment of Claims Act have been complied with to Lender’s reasonable satisfaction);

(v)

any Account which represents an obligation of an Account Debtor located in a foreign country other than an Account Debtor located in a Canadian province or territory (excluding Quebec), except to the extent any such Account is supported by a letter of credit, insured under a policy of foreign credit insurance, in each case in form, substance and issued by a party reasonably acceptable to Lender;

(vi)

any Account which arises from the sale or lease to or performance of services for, or represents an obligation of, an employee, Affiliate, partner, member, parent or Subsidiary of any Borrower;

(vii)

that portion of any Account, which represents interim or progress billings or title retention rights on the part of the Account Debtor;

(viii)

any Account which represents an obligation of any Account Debtor or its Affiliates if twenty five percent (25%) or more of Borrowers’ Accounts from such Account Debtor or its Affiliates are not eligible under clauses (i), (ii) or (iii) of this definition;

(ix)

that portion of any Account owing from an Account Debtor or its Affiliates which represents the amount by which Borrowers’ Accounts owing from said Account Debtor and its Affiliates exceeds fifteen percent (15%) of Borrowers’ total Eligible Accounts;

(x)

Accounts representing credit card or “C.O.D.” sales;

(xi)

Accounts arising in a transaction where Goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, or any other terms by reason of which the payment by the Account Debtor may be conditional or contingent;

(xii)

that portion of Accounts which has been restructured, extended, amended or otherwise modified;

(xiii)

Accounts that are not payable in U.S. Dollars or Canadian Dollars;

(xiv)

bill and hold invoices, except those with respect to which Lender shall have received an acceptable agreement in writing from the Account Debtor confirming the unconditional obligation of the Account Debtor to take the goods related to the Account and pay such invoice, so long as such Accounts satisfy all other criteria for Eligible Accounts;

(xv)

Accounts which have not been invoiced;

(xvi)

that portion of any Account which represents finance charges, service charges, sales taxes, or excise taxes;

(xvii)

Accounts related to business conducted by BCSI’s label division; or

(xviii)

any other Account deemed ineligible by Lender in its sole discretion.

(c)

Letter of Credit Subfacility.  As a subfacility under the Line of Credit, subject to the terms and conditions of this Agreement, Lender agrees during the term of this Agreement to issue or cause an Affiliate to issue letters of credit for the account of one or more Borrowers for purposes reasonably acceptable to Lender (“Letters of Credit”); provided however, (i) that the aggregate Letter of Credit Usage will not at any time exceed $500,000 and (ii) Lender shall have determined that there is Availability for any such Letter of Credit. The form and substance of each Letter of Credit will be subject to approval by Lender, in its reasonable discretion, and Borrowers shall execute and deliver such additional letter of credit agreements, applications and other documents required by Lender as a condition to the issuance of any Letter of Credit. Each Letter of Credit will be issued for a term not to exceed 365 days, as designated by any Borrower; provided that no Letter of Credit will have an expiration date after the Maturity Date. Each Letter of Credit will be issued under, and subject to, the additional terms and conditions of the letter of credit agreements, applications and any related documents required by Lender. Each drawing paid under a Letter of Credit will be deemed an Advance under the Line of Credit and will be repaid by Borrowers in accordance with the terms and conditions of this Agreement applicable to such Advances; provided however, that if Advances under the Line of Credit are not available for any reason at the time any drawing is paid by Lender, then Borrowers will immediately pay to Lender the full amount drawn, together with interest on such amount from the date such drawing is paid to the date such amount is fully repaid by Borrowers, at the rate of interest applicable to Advances under the Line of Credit. In such event Borrowers agree that Lender may debit any account maintained by any of the Borrowers with Lender for the amount of any such drawing. “Letter of Credit Usage” means, as of any date, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit, and (ii) the aggregate amount of outstanding reimbursement obligations with respect to Letters of Credit which remain unreimbursed or which have not been paid through a deemed Advance.

(d)

Borrowing and Repayment. So long as Lender has not separately agreed that Borrowers may use Lender’s Loan Manager service (“Loan Manager”), each of the Borrowers may from time to time during the term of the Line of Credit request Advances, partially or wholly repay amounts outstanding under the Line of Credit, and reborrow the same, subject to all of the limitations, terms and conditions contained in this Agreement. Any request for Advance must be received by Lender no later than 1:00 p.m. (Eastern time) on the Business Day that funding is requested. If at any time the aggregate outstanding Advances under the Line of Credit exceeds the lesser of (i) the Maximum Revolver Amount minus Letter of Credit Usage, minus Reserves in accordance with Section 1.1(a) above or (ii) the Borrowing Base, Borrowers will immediately pay Lender such excess. No request for an Advance will be deemed received until Lender acknowledges the request. All Advances will be repaid by Borrowers even if the Person requesting the Advance on behalf of any Borrower lacks authorization.

(e)

Advances Through Loan Manager.  If Lender has separately agreed that Borrowers may use Loan Manager, Advances (i) will be made solely by Loan Manager, and (ii) will be initiated by Lender and credited to Borrower’s operating account maintained with Lender as Advances as of the end of each Business Day in an amount sufficient to maintain an agreed upon ledger balance in such Borrower’s operating account maintained with Lender, subject to Availability. Lender may terminate Borrowers’ access to the Loan Manager service at any time in its sole discretion.  If Lender terminates Borrowers’ access to Loan Manager, each Borrower may continue to request Line of Credit Advances as provided in Section 1.1(e) so long as no Default or Event of Default shall have occurred and be continuing.  Lender will have no obligation to make an Advance through Loan Manager during a Default Period, or in an amount in excess of Availability.

(f)

Protective Advances: Advances to Pay Obligations Due.  Lender may make Advances under the Line of Credit in its reasonable discretion without request of any Borrower and without any Borrower’s compliance with any of the conditions of this Agreement, and (i) disburse the proceeds directly to third Persons in order to protect Lender’s interest in Collateral or to perform any of Borrowers’ obligations under this Agreement, or (ii) apply the proceeds to any Obligations then due and payable.

(g)

Payments; Collection Account.  All payments by Borrowers will be made as directed by Lender or as otherwise specified in the other Loan Documents, without setoff, counterclaim or defense.  Loan Parties will instruct all Account Debtors to deliver such payments to Lender by wire transfer, ACH, or other means as Lender may direct for deposit to a deposit account established with Lender (the “Collection Account”) or for direct application to reduce outstanding Advances or such other Obligations as Lender shall determine.  All payments received by Lender will be applied to reduce outstanding Obligations in such manner as Lender determines in its Permitted Discretion. If any Loan Party receives payment or the proceeds of Collateral directly, such Loan Party will promptly deposit the payment or proceeds into the Collection Account. Until deposited, each Loan Party will hold all such payments and proceeds in trust for Lender without commingling with other funds or property. For purposes of calculating Availability, unless otherwise provided in any cash management or other agreement between any of the Loan Parties and Lender, each payment will be applied to the Obligations as of the first Business Day following the Business Day of deposit to the Collection Account of immediately available funds or other receipt of immediately available funds by Lender, provided such payment is received in accordance with Lender’s usual and customary practices as in effect from time to time.  Any payment received by Lender that is not a transfer of immediately available funds will be considered provisional until the item or items representing such payment have been finally paid under applicable law.  Should any payment item not be honored when presented for payment, then Borrowers will be deemed not to have made such payment, and that portion of Borrowers’ outstanding Obligations corresponding to the amount of such dishonored payment item will be deemed to bear interest as if the dishonored payment item had never been received by Lender.  Each reduction in outstanding Obligations resulting from the application of such payment to the outstanding Obligations will be accompanied by an equal reduction in the amount of outstanding Accounts.

(h)

Charges to Loan Account; Clearance Charge.  Lender will maintain an account on its books and records in the name of Borrowers (the “Loan Account”) in which will be recorded all Advances made by Lender, all Letters of Credit issued and all other payment Obligations. Borrowers authorize Lender to collect all principal, interest and fees due under the Line of Credit facility by charging the Loan Account, or any other deposit account maintained by any Borrower with Lender. Should there be insufficient funds in the Loan Account or any such other account to pay all such sums when due, the full amount of such deficiency will be immediately due and payable by Borrowers.  All cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds) (collectively, “Collections”) received by Lender will be applied as provided in Section 1.1(h).  All monthly statements relating to the Loan Account or such account will be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and Lender unless Borrowers deliver written objection to Lender within 30 days after receipt by Borrowers. Obligations paid with Collections will continue to accrue interest at the rate then applicable to Advances for one Business Day following the Business Day that such Collections were applied to the Obligations.  This one Business Day clearance charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrowers (and will apply whether or not there are any outstanding Obligations). The parties acknowledge and agree that the economic benefit of the these provisions will accrue exclusively to Lender.

(i)

Mandatory Payment of Advances.   If at any time the sum of the outstanding Advances and Letter of Credit Usage exceeds either the Maximum Revolver Amount, less Reserves in accordance with Section 1.1(a) above or the Borrowing Base calculated without regard to Letter of Credit Usage (the “Overadvance Amount”), then Borrowers shall immediately upon demand by Lender repay the Obligations in an aggregate amount equal to the Overadvance Amount.  If payment in full of outstanding Advances is insufficient to eliminate the Overadvance Amount and Letter of Credit Usage continues to exceed the Borrowing Base, Borrowers shall cash collateralize the Letter of Credit Usage in an amount sufficient to eliminate such Overadvance Amount.

SECTION 1.2

RESERVED.

SECTION 1.3

INTEREST/FEES.

(a)

Interest.  Except as provided in Section 1.3(b), the outstanding principal balance of Advances will bear interest on the Daily Balance of such Advances at a variable per annum rate equal to Daily Three Month LIBOR plus the Applicable Margin;

(b)

Default Rate.  Upon the occurrence and during the continuation of an Event of Default (a “Default Period”) and at any time following the Termination Date, at the sole discretion of Lender, (i) the outstanding principal balance of Advances will bear interest on the Daily Balance of such Obligations at a per annum rate equal to 2% above the per annum rate otherwise applicable under Section 1.3(a); and (ii) the Letter of Credit fee provided for in Schedule A will be increased by 2% above the per annum rate otherwise applicable under Schedule A (such rate, the “Default Rate”).

Lender may assess the Default Rate commencing as of the date of the occurrence of an Event of Default or as of any date after the occurrence of an Event of Default regardless of the date of reporting or declaration of such Event of Default.

(c)

Payment of Interest.  Interest will be payable monthly in arrears on the first day of each month and on the Termination Date.

(d)

Payment of Fees.  Borrowers will pay to Lender the fees set forth on Schedule A.

(e)

Computation of Interest and Fees.  Interest and fees will be computed on the basis of a three hundred sixty (360)-day year for the actual number of days elapsed.

SECTION 1.4

ADDITIONAL COSTS.

(a)

Capital Requirements. Borrowers will pay Lender, on demand, for Lender’s costs or losses arising from any Change in Law which are allocated to this Agreement or any credit outstanding under this Agreement. The allocation will be made as determined by Lender, using any reasonable method. The costs include, without limitation, (i) any reserve or deposit requirements (excluding any reserve requirement already reflected in the calculation of the interest rate in this Agreement); and (ii) any capital requirements relating to Lender’s assets and commitments for credit. “Change in Law” means the occurrence, after the date of this Agreement, of the adoption or taking effect of any new or changed law, rule, regulation or treaty, or the issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives issued in connection with that Act, and (y) all requests, rules, guidelines or directives promulgated by Lender for International Settlements, the Basel Committee on Banking Supervision (or any successor authority) or the United States regulatory authorities, in each case pursuant to Basel III, will in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

(b)

Illegality; Impractibility; Increased Costs.  In the event that (i) any change in market conditions or any Change in Law make it unlawful or impractical for Lender to fund or maintain extensions of credit with interest based upon Daily Three Month LIBOR or to continue to so fund or maintain, or to determine or charge interest rates based upon Daily Three Month LIBOR, (ii) Lender determines that by reasons affecting the London Interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining Daily Three Month LIBOR, or (iii) Lender determines that the interest rate based on the Daily Three Month LIBOR will not adequately and fairly reflect the cost to Lender of maintaining or funding Advances at the interest rate based upon Daily Three Month LIBOR, Lender will give notice of such changed circumstances to Borrowers and (a) interest on the principal amount of such extensions of credit will then accrue interest at a rate equal to the Prime Rate plus the Applicable Margin, and (b) Borrowers will not be entitled to elect Daily Three Month LIBOR until Lender determines that the conditions described in clauses (i) through (iii) no longer exist.

SECTION 1.5

TERM AND TERMINATION.

(a)

Termination Date. Lender’s obligations under this Agreement will continue for a term ending on the earliest of the following (the “Termination Date”): (i) December 31, 2017 (the “Maturity Date”) or (ii) the date the Line of Credit has been terminated by Borrowers or (iii) the date the Lender’s obligation to extend further credit under this Agreement terminates following an Event of Default. On the Termination Date, all obligations of Lender to provide Advances or other extensions of credit under this Agreement will automatically terminate and all of the Obligations (other than Obligations under any Hedge Agreement, which will be terminated pursuant to the applicable Hedge Agreement) will immediately become due and payable without notice or demand, and Borrowers will immediately repay all of the Obligations in full (including providing cash collateral (on terms and conditions and pursuant to agreements reasonably required by Lender (the “L/C Collateral Conditions”)) to be held by Lender for the benefit of Lender in an amount equal to 105% of the then existing Letter of Credit Usage). No termination of the obligations of Lender will relieve or discharge Borrowers of their duties, obligations, or covenants under this Agreement or under any other Loan Document.  The relevant Bank Product Provider and Lender may require cash collateralization of Obligations with respect to any then existing Bank Product in an amount reasonably acceptable to such Bank Product Provider and Lender.

(b)

Termination of Liens.  Upon repayment in full of the Obligations and termination of the commitments hereunder, Lender will, at Borrowers’ expense, immediately release or terminate any filings or other agreements that perfect the Lender’s Liens in the Collateral upon Lender’s receipt of each of the following, in form and content reasonably satisfactory to Lender: (i) cash payment in full of all Obligations (including termination of all Obligations under any Hedge Agreement, which will be terminated and paid pursuant to the applicable Hedge Agreement) and completed performance by Borrowers with respect to its other obligations under this Agreement and the other Loan Documents (including providing cash collateral to be held by Lender for the benefit of Lender in an amount equal to 105% of the then existing Letter of Credit Usage and subject to satisfaction of the L/C Collateral Conditions), (ii) evidence that any obligation of Lender to make Advances to Borrowers, issue Letters of Credit or provide any further extensions of credit to or for the benefit of Borrowers has been terminated, (iii) a general release of all claims against Lender and its Affiliates by Borrowers relating to the Line of Credit and Lender’s performance and obligations under the Loan Documents, and (iv) an agreement by Borrowers and each Loan Party to indemnify Lender and its Affiliates for any payments received by Lender or its Affiliates that are applied to the Obligations as a final payoff that may later be returned or otherwise not paid for any reason.

(c)

Termination by Borrowers. Borrowers may terminate the Line of Credit at any time prior to the Maturity Date, if they (i) deliver a written notice to Lender of their intention at least 30 days prior to the proposed action, (ii) pay to Lender the applicable termination and prepayment fees specified in this Agreement, and (iii) pay the Obligations in full and satisfy the L/C Collateral Conditions (to the extent of any outstanding Letters of Credit). Any such termination will be irrevocable.

SECTION 1.6

SECURITY AGREEMENT. To secure the Obligations, each Loan Party and Lender are entering into one or more Security Agreements, pursuant to which each Loan Party is granting Lender, for the benefit of Lender and Lender’s Affiliates, a security interest in the Collateral (as amended from time to time, collectively, the “Security Agreement”).

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Each of the Loan Parties makes the following representations and warranties to Lender, which representations and warranties will survive the execution of this Agreement and will continue in full force and effect until the full and final payment, and satisfaction and discharge of all Obligations:

SECTION 2.1

LEGAL STATUS. Each Loan Party is duly organized, validly existing and in good standing under the laws of the State of its organization and is qualified or licensed to do business and is in good standing in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could reasonably be expected to cause a Material Adverse Change. Each Loan Party possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law, except in which the failure to so possess could reasonably be expected to cause a Material Adverse Change.

SECTION 2.2

AUTHORIZATION AND VALIDITY. The Loan Documents have been duly authorized and constitute legal, valid and binding agreements and obligations of each Loan Party or the party which executes the same, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affection creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is a party do not violate any provision of any law or regulation, or contravene any provision of such Loan Party’s organizational documents, or result in any breach of or default under any material contract, obligation, indenture or other instrument to which such Loan Party is a party or by which such Loan Party or its assets may be bound.

SECTION 2.3

LITIGATION.

There are no pending, or to the best of each Loan Party’s knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which involve more than $250,000 or which could reasonably be expected to cause a Material Adverse Change, other than those disclosed on Schedule B.

SECTION 2.4

FINANCIAL STATEMENTS.  The annual financial statements of each Loan Party dated for such Loan Party’s most recent fiscal year ended, and all interim financial statements delivered to Lender since such date and prior to the date of this Agreement (a) are complete and correct in all material respects and present fairly the financial condition of such Loan Party, (b) disclose all liabilities of such Loan Party that are required to be reflected or reserved against under generally accepted accounting principles (“GAAP”), whether liquidated or unliquidated, fixed or contingent, and (c) have been prepared in accordance with GAAP consistently applied, subject, in the case of the interim financial statements, to normal year-end adjustments. Since the dates of such financial statements there has been no Material Adverse Change.  Any projections delivered were prepared in good faith based upon assumptions believed to be reasonable at the time made, in light of then existing conditions; provided that (i) such financial projections are not to be viewed as facts and are subject to uncertainties, many of which are beyond the Borrower’s control and that actual results may differ and such differences may be material and (ii) such financial projections and statements shall be subject to normal year end closing and audit adjustments.

SECTION 2.5

TAXES.  Each Loan Party has timely filed all tax returns and reports of such Loan Party required to be filed by it, and paid when due all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon such Loan Party and its assets, income, businesses and franchises that are due and payable, except for those being disputing in good faith by appropriate proceedings so long as (w) the applicable Loan Party has established appropriate reserves in accordance with GAAP, (x) non-payment could not have a Material Adverse Change, nor result in forfeiture or sale of any assets of the Loan party, (y) no Lien is imposed on assets of the Loan Party, unless bonded and stayed to the satisfaction of Lender.  None of the Loan Parties are aware of any unpaid tax or assessment or proposed tax or assessment against any Loan Party except (i) as set forth on Schedule B and (ii) taxes owing for current or future periods that are not yet due and payable.

SECTION 2.6

ERISA.  Each Loan Party is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time (“ERISA”); no Loan Party has violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by such Loan Party (each, a “Plan”); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by such Loan Party; each Loan Party has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under GAAP.

SECTION 2.7

OTHER OBLIGATIONS.  None of the Loan Parties are in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

SECTION 2.8

ENVIRONMENTAL MATTERS.  Except as set forth on Schedule B, each of the Loan Parties is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations related to such statutes, which govern or affect any Loan Party’s operations and/or properties. None of the operations of any Loan Party is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. No Loan Party has any material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

SECTION 2.9

COMPLIANCE WITH LAWS, ETC.  No Loan Party is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act.  No Loan Party is engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the

Federal Reserve Board of Governors). Each Loan Party has complied in all material respects with the Federal Fair Labor Standards Act. No Loan Party has violated any laws, ordinances or rules, the violation of which could reasonably be expected to result in a Material Adverse Change or subject Loan Parties to costs or liability in excess of $250,000.

SECTION 2.10

MATERIAL CONTRACTS.  Set forth on Schedule B is a detailed description of the Material Contracts of each Loan Party as of the Closing Date. Except for matters which could not reasonably be expected to result in a Material Adverse Change, each Material Contract (a) is in full force and effect and is binding upon and enforceable against such Loan Party and, to such Loan Party’s knowledge, after due inquiry, each other Person that is a party in accordance with its terms, (b) has not been otherwise amended or modified, and (c) is not in default due to the action or inaction of such Loan Party.

SECTION 2.11

INFORMATION CERTIFICATE.  All of the information, disclosures, representations, and warranties contained in the Information Certificate are true, complete, correct and accurate in all material respects as of the Closing Date.

SECTION 2.12

NO EVENT OF DEFAULT.  No Default or Event of Default has occurred and is continuing under this Agreement.

SECTION 2.13

NO OTHER LIENS. No Loan Party has mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Lender and except for Permitted Liens.

ARTICLE III

CONDITIONS

SECTION 3.1

CONDITIONS OF INITIAL EXTENSION OF CREDIT.  The obligation of Lender to make the initial Advance or other initial extension of credit under this Agreement is subject to the fulfillment to Lender’s satisfaction or waiver of each of the following conditions: (i) all Loan Documents and all other documents relating to this Agreement will have been executed and delivered, and Lender will have received copies of each Loan Party’s organizational documents, reasonably satisfactory authorizing resolutions and recent good standing certificates for each Loan Party, (ii) Lender will have confirmed to its reasonable satisfaction that there has been no Material Adverse Change since the date of the last financial statements provided to Lender, (iii) Uniform Commercial Code and other searches and all Uniform Commercial Code and other filings deemed reasonably necessary by Lender will have been completed and will have confirmed Lender’s first-priority Liens in the Collateral and the results thereof will be otherwise reasonably satisfactory to Lender, (iv) all insurance policies and other documents, agreements and actions required by this Agreement and the other Loan Documents will have been completed and in place, (v) no event which would constitute a Default or an Event of Default will have occurred, (vi) Lender will have received all required Collateral Access Agreements, (vii) Lender shall have received all financial information of each Loan Party required by this Agreement, including, without limitation, all financial projections, (viii) Lender will have completed its business, legal, and Collateral due diligence, including (a) a Collateral examination, appraisals and review of each Loan Party’s books and records and verification of each Loan Party’s representations and warranties to Lender, the results of which must be reasonably satisfactory to Lender, and (b) an inspection of each of the locations where the Inventory of each Loan Party is located, the results of which must be reasonably satisfactory to Lender, (ix) Borrowers will have Excess Availability of at least $1,600,000 after giving effect to (A) the initial Advance and other initial extensions of credit under this Agreement, (B) the payment of all fees and Lender Expenses required to be paid by Borrowers on the Closing Date under this Agreement or the other Loan Documents, and (C) the full payment of subordinated debt owed to David Marin an amount not to exceed $2,100,000; (x) Lender will have obtained final credit approval, (xi) each Loan Party will have received all licenses, approvals and certifications required by any governmental authority necessary in connection with the execution of this Agreement and the Loan Documents and the completion of the transactions contemplated by this Agreement, and (xii) all other conditions required by Lender shall have been fulfilled to Lender’s reasonable satisfaction and all other deliverables required by Lender shall have been delivered to Lender’s reasonable satisfaction, including without limitation the following:

(a)

a Guaranty Agreement executed by each Guarantor;

(b)

subordination agreements executed by each holder of the Existing Subordinated Debt and Seller Subordinated Debt except as set forth in Section 3.3;

(c)

Control Agreements executed by the applicable Loan Party and each Controlled Account Bank;

(d)

establishment of Wells Fargo cash management, operating accounts and collection accounts; and

(e)

execution and delivery of Letter of Credit applications and agreements, if applicable.

SECTION 3.2

CONDITIONS OF EACH EXTENSION OF CREDIT.  The obligation of Lender to make any Advance or any other extension of credit requested by Borrowers at any time will be subject to the fulfillment to Lender’s reasonable satisfaction of each of the following conditions:

(a)

The representations and warranties of the Loan Parties contained in this Agreement and in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier is not applicable to any representations or warranties already qualified or modified by materiality) on and as of the date of such Advance or such extension of credit as though made on and as of such date; and

(b)

No Default or Event of Default shall have occurred and be continuing on the date of such Advance or such extension of credit, nor shall either result from the making of such Advance or extension of credit.

Any request for an Advance or for any other extension of credit will be deemed to be a representation by Borrowers that the statements set forth in this Section 3.2 are correct as of the time of such request and if such request is for an Advance or a Letter of Credit, sufficient Availability exists for such Advance to be made or such Letter of Credit to be issued.

SECTION 3.3

POST CLOSING CONDITIONS.  The Borrowers shall cause each of the following to be delivered to Lender within the specified time periods.  Failure to timely deliver each of the following within the specified time periods shall be an Event of Default hereunder.

(a)

Within 60 days after the Closing Date, a subordination agreement executed by Dr. William Davidson and Carole A. Davidson, in form and substance satisfactory to Lender.

(b)

Within 20 days after the Closing Date, a subordination agreement executed by Scansource, Inc. in favor of Lender, in form and substance satisfactory to Lender.

ARTICLE IV

AFFIRMATIVE COVENANTS

Each Loan Party covenants that so long as Lender remains committed to make any Advance or extend any other credit to Borrowers or any Obligations remain outstanding, each Loan Party will:

SECTION 4.1

FINANCIAL STATEMENTS.  Provide to Lender the financial information set forth on Schedule C, in form and detail reasonably satisfactory to Lender, within the time periods set forth in Schedule C.

SECTION 4.2

COLLATERAL REPORTING.  Provide to Lender all of the information set forth on Schedule D, in form and detail reasonably satisfactory to Lender, within the time periods set forth in Schedule D, and delivered electronically if Borrowers have implemented electronic reporting.

SECTION 4.3

FINANCIAL COVENANTS.

Comply with each of the following financial covenants:

(a)

FIXED CHARGE COVERAGE RATIO.  Parent will maintain a Fixed Charge Coverage Ratio measured monthly as of the last day of each month, on a period-to-date basis for the period commencing on January 1, 2015 and ending on the date of measurement and on a trailing twelve month basis for each measurement date occurring on or after December 31, 2015, of not less than the ratio set forth each measurement date below:

Month Ending	Minimum Fixed Charge Coverage Ratio
January 31, 2015	1.05:1.00
February 28, 2015	1.05:1.00
March 31, 2015	1.05:1.00
April 30, 2015	1.05:1.00
May 31, 2015	1.05:1.00
June 30, 2015	1.05:1.00
July 31, 2015	1.10:1.00
August 31, 2015	1.10:1.00
September 30, 2015	1.10:1.00
October 31, 2015	1.15:1.00
November 30, 2015	1.15:1.00
December 31, 2015	1.20:1.00
January 31, 2016 and Each month-end thereafter	1.20:1.00

(b)

CAPITAL EXPENDITURES.  Borrowers will not make Capital Expenditures in any fiscal year in excess of $300,000.

SECTION 4.4

ACCOUNTING RECORDS; INSPECTIONS.  Maintain a system of accounting that enables Loan Parties to produce financial statements in accordance with GAAP. Each Loan Party will permit any representative of Lender, at any reasonable time and upon prior written notice (which notice shall not be necessary if a Default or Event of Default exists or Lender reasonably believes that a Default or Event of Default exists), to inspect, audit and examine such books and records, to make copies of the same, and to inspect the Collateral and the other assets and properties of such Loan Party and to do inspections, exams and appraisals of the Collateral and any other assets of such Loan Party, in accordance with this Agreement.  Loan Parties will also permit Lender, in Lender’s name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account, by mail, telephone, facsimile transmission or otherwise, and, at the reasonable request of Lender, Loan Parties will send requests for verification of Accounts or send notices of assignment of Accounts to Account Debtors.

SECTION 4.5

COMPLIANCE.  Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents under which each Loan Party is organized and/or which govern each Loan Party’s continued existence, and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to each Loan Party and/or its business, except for the failure to maintain or comply with which could reasonably be expected to cause a Material Adverse Change.

SECTION 4.6

MAINTENANCE OF PROPERTIES.  Keep all properties useful or necessary to each Loan Party’s business in good repair and condition (normal wear and tear excepted), and from time to time make necessary repairs, renewals and replacements so that such properties will be fully and efficiently preserved and maintained.

SECTION 4.7

TAXES AND OTHER LIABILITIES.  Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except for those being disputed in good faith by appropriate proceedings so long as (w) the applicable Loan Party has established appropriate reserves in accordance with GAAP, (x) non-payment could not have a Material Adverse Change, nor result in forfeiture or sale of any assets of the Loan party, (y) no Lien is imposed on assets of the Loan Party, unless bonded and stayed to the satisfaction of Lender.

SECTION 4.8

NOTICE TO LENDER.  Promptly (but in no event more than five (5) days after the Borrowers have knowledge of the occurrence of each such event or matter) give written notice to Lender in reasonable detail of: (a) the occurrence of any Default or Event of Default; (b) any change in the name or the organizational structure of any Loan Party; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; (d) a violation of any law, rule or regulation, the non-compliance with which reasonably could be expected to result in a Material Adverse Change; (e) any termination or cancellation of any insurance policy which any Loan Party is required to maintain, or any loss through liability or property damage, or through fire, theft or any other cause affecting such Loan Party’s property in excess of an aggregate of $250,000; (f) any litigation pending or threatened against any Loan Party which could reasonably be expected to cause a Material Adverse Change or which involves more than $250,000; or (g) (i) any dispute or claims by any of Borrowers’ customers exceeding $50,000 individually or $100,000 in the aggregate during any fiscal year or (ii) any Inventory returned to or recovered by a Loan Party outside of the ordinary course of business with a fair market value exceed $100,000 individually or in the aggregate.

SECTION 4.9

INSURANCE.  Maintain insurance customary for the business in which it is engaged and maintain all risk property insurance coverage covering the full replacement cost of the Collateral, together with general liability insurance, in each case, in form, substance, amounts, under agreements and with insurers reasonably acceptable to Lender. The insurance policies must be issued by an insurance company reasonably acceptable to Lender and contain a lender loss payable endorsement reasonably acceptable to Lender naming Lender as first and sole loss payee with regard to property coverage and as additional insured with regard to liability coverage.

SECTION 4.10

DEPOSITORY RELATIONSHIP.  Within 60 days following the Closing Date (the “Interim Treasury Period”), establish and maintain all of its cash management, collection, and operating accounts with Lender. During the Interim Treasury Period and until such time as such accounts have been established at Lender, Borrowers will maintain cash management services reasonably acceptable to Lender at another bank (a “Controlled Account Bank”). Borrowers will ensure that each Loan Party and all Account Debtors will deposit all collections of Accounts and all other items of payment directly to a bank account of Borrowers at such Controlled Account Bank (a “Controlled Account”). During the Interim Treasury Period, each Loan Party will maintain a deposit account control agreement reasonably acceptable to Lender (a “Control Agreement”) with each Controlled Account Bank with respect to each Controlled Account at such Controlled Account Bank.  Such Control Agreement will provide that the Controlled Account Bank will forward, by daily standing wire transfer, all amounts in the Controlled Account directly to a deposit account as directed by Lender.

SECTION 4.11

MATERIAL CONTRACTS.  Deliver to Lender a copy of each Material Contract and amendment to any Material Contract within 15 days of execution thereof entered into since the delivery of the previous Compliance Certificate, and at the request of Lender, a “no-offset” letter reasonably acceptable to Lender from each customer of a Loan Party which is a party to any Material Contract.  Each Loan Party shall maintain all Material Contracts in full force and effect and shall not default in the payment or performance of any obligations under any Material Contract.

SECTION 4.12

COOPERATION.  Take such actions and execute and deliver to Lender such instruments and documents as Lender will reasonably request (including obtaining agreements from third parties as Lender deems reasonably necessary) to create, maintain, preserve and protect Lender’s first-priority security interest in the Collateral and Lender’s rights in the Collateral and to carry out the intent of this Agreement and the other Loan Documents.

ARTICLE V

NEGATIVE COVENANTS

Each Loan Party covenants that so long as Lender remains committed to make any Advance or extend any other credit to Borrowers, or any Obligations remain outstanding, no Borrower and no Loan Party will:

SECTION 5.1

USE OF FUNDS.  Use any of the proceeds of any Advance or any other credit extended under this Agreement for purposes other than (i) to pay Lender Expenses incurred in connection with this Agreement and the other Loan Documents, and (ii) thereafter, consistent with the terms of this Agreement, for working capital and other business purposes of Borrowers.  The Borrowers will not use the proceeds of any extension of credit to purchase or carry margin stock or for any other purpose that violates the terms of Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

SECTION 5.2

OTHER INDEBTEDNESS.  Create, incur, assume or permit to exist any Indebtedness of Borrowers, except (a) the Obligations and (b) Permitted Indebtedness.  “Indebtedness” means the following, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several: (i) all obligations for borrowed money (including recourse and other obligations to repurchase accounts or chattel paper under factoring, receivables purchase or similar financing arrangement or for the deferred purchase price of property or services); (ii) all obligations in respect of surety bonds and letters of credit; (iii) all obligations evidenced by notes, bonds, debentures or other similar instruments, (iv) all capital lease obligations; (v) all obligations or liabilities of others secured by a Lien on any asset of any of the Loan Parties, whether or not such obligation or liability is assumed; (vi) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices); (vii) all guaranties of the obligations of another Person; and (viii) all obligations owing under Hedge Agreements (which amounts will be calculated based on the amount that would be payable by Borrowers if the Hedge Agreement were terminated on the date of determination).  “Permitted Indebtedness” means (a) Indebtedness of Borrowers described on Schedule B; (b) purchase money indebtedness incurred in connection with the financing of the purchase by Borrowers of fixed assets (including capitalized leases) in an aggregate amount outstanding at any time not to exceed $1,000,000; (c) Seller Subordinated Debt, and (d) Existing Subordinated Debt.

SECTION 5.3

MERGER, CONSOLIDATION, TRANSFER OF ASSETS, TRANSACTIONS OUTSIDE THE ORDINARY COURSE OF BUSINESS.  Cause, permit, participate in or suffer to occur, any of the following: (a) merge with or consolidate with any other Person; (b) make any substantial change in the nature of any Loan Party’s business as conducted as of the Closing Date and those reasonably related thereto; (c) make any material change in the existing executive management personnel of Borrowers; (d) liquidate or dissolve any Loan Party’s business; (e) become a member or partner in a joint venture, partnership or limited liability company; (f) acquire all or substantially all of the assets of any other Person (or any division, business unit or line of business of any other entity), or acquire any assets outside the ordinary course of any Loan Party’s business; (g) sell, lease, transfer or otherwise dispose of any of any Loan Party’s assets, except for the sale of Inventory in the ordinary course of its business, (h) create or acquire any Subsidiary; (i) enter into any other transaction outside the ordinary course of business (including any sale and leaseback transaction); (j) liquidate, wind up, or dissolve itself or suspend or cease operation of a substantial portion of its business; or (k) investments otherwise permitted pursuant to Section 5.5 hereof.

SECTION 5.4

GUARANTIES.  Guarantee or become liable in any way as surety, endorser, accommodation endorser or otherwise for any liabilities or obligations of any other Person.

SECTION 5.5

LOANS, ADVANCES, INVESTMENTS.  Make any investment in any Person, whether in the form of loans, advances, guarantees, capital contributions, or other investment (except (a) those presently existing and disclosed on Schedule B, and (b) additional other investments in amounts not to exceed an aggregate of $500,000 in any fiscal year, so long as not otherwise restricted or prohibited under any other Section of this Agreement) or acquisition of Stock or Indebtedness of any Person.

SECTION 5.6

DIVIDENDS, DISTRIBUTIONS.  Declare or pay any dividend or distribution (either in cash or any other property in respect of any Stock in any Loan Party) or redeem, retire, repurchase or otherwise acquire any Stock of any Loan Party; provided, that so long as it is permitted by law, and so long as no Default or Event of Default has occurred and is continuing or would result from such payment and so long as such Loan Party is a “pass-through” tax entity for United States federal income tax purposes, and after first providing such supporting documentation as Lender may reasonably request (including the state and federal tax returns) of each owner of Stock in any Loan Party, such Loan Party may declare and pay Pass-Through Tax Liabilities, net of any prior year loss carry-forwards.

SECTION 5.7

LIENS.  Mortgage, pledge, grant or permit to exist a security interest in, or Lien upon, all or any portion of any Loan Party’s assets now owned or subsequently acquired, except (a) Liens in favor of Lender and (b) Permitted Liens.  “Lien” means, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or its income, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the above, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.  “Permitted Lien” means (a) Liens for unpaid taxes, assessments, or other governmental charges or levies that are not yet delinquent; (b) Liens set forth on Schedule B; (c) the interests of lessors under operating leases and non-exclusive licensors under license agreements; (d) purchase-money Liens or the interests of lessors under capital leases to the extent that such Liens or interests secure Permitted Indebtedness consisting of purchase-money Indebtedness and so long as (i) such Lien attaches only to the asset purchased or acquired and the cash proceeds, and (ii) such Lien only secures the purchase-money Indebtedness that was incurred to acquire the asset purchased or acquired; and (e) Liens in favor of ScanSource, Inc. on all assets of Borrowers so long as such Liens are subject to a subordination agreement in form and substance satisfactory to Lender.

SECTION 5.8

AGREEMENTS NOT TO ENCUMBER.  Agree with any Person other than Lender not to grant or allow to exist a Lien upon any of its property, or covenant to any other Person that such Loan Party in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of such Loan Party’s property, other than Permitted Liens.

SECTION 5.9

AFFILIATE TRANSACTIONS.  Directly or indirectly enter into, or permit to exist, any material transaction with any Affiliate of any Loan Party, except for (a) transactions that are in the ordinary course of such Loan Party’s business, and are on fair and reasonable terms that are no less favorable to such Loan Party than would be obtained in an arm’s length transaction with a non-affiliated Person, and (b) so long as it has been approved by such Loan Party’s board of directors (or comparable governing body) in accordance with applicable law, the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and directors of such Loan Party in the ordinary course of business and consistent with industry practice.

SECTION 5.10

ORGANIZATIONAL CHANGES.  Change its name, chief executive office, principal residence, organizational documents, organizational identification number, state of organization, organizational identity or “location” as defined in Section 9-307 of the Code unless Lender has been provided at least 30 days prior written notice of such change.

SECTION 5.11

CHANGE OF ACCOUNTING METHOD.  Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.1

EVENTS OF DEFAULT.  The occurrence of any of the following will constitute an “Event of Default” under this Agreement:

(a)

Any Borrower fails to pay when due any Obligation.

(b)

Any financial statement or certificate furnished to Lender in connection with, or any representation or warranty made or deemed made by any Borrower or any other Loan Party under this Agreement or any other Loan Document proves to be incorrect, false or misleading in any material respect when furnished or made (or deemed made).

(c)

Any default in the performance of or compliance with any obligation, covenant, agreement or other provision contained in this Agreement or in any other Loan Document (other than those specifically described elsewhere in this Section 6.1), or any other obligation of any Loan Party to Lender.

(d)

Any default in the payment or performance of any obligation under, or any defined event of default occurs, under (x) any credit agreement, note or other document evidencing Indebtedness in the principal amount exceeding $500,000, or (y) the terms of any Material Contract.

(e)

Any Loan Party becomes insolvent, or becomes the subject of an Insolvency Proceeding.

(f)

Any judgment, order or award for the payment of money in an amount in excess of $150,000 in any one case or in excess of $300,000 in the aggregate is entered or filed against any Loan Party, or with respect to any of their respective assets (exclusive of any amounts that an insurance company has acknowledged liability for), which judgments are not discharged or waived and there shall have a been a period of 30 consecutive days or more during which a stay of enforcement of such judgment, order or award (by reason of pending appeal, waiver or otherwise) shall not have been in effect.

(g)

There exists or occurs any of the following (each, a “Material Adverse Change”): (i) any event or condition that Lender in good faith believes impairs, or is reasonably likely to impair, the payment or performance by any Borrower of any of the Obligations, or any other Loan Party of its obligations, or (ii) a material adverse change in the business, operations, results of operations, assets, liabilities or financial condition of any Loan Party, or (iii) a material impairment of the ability of any Loan Party to perform its obligations under the Loan Documents or of Lender’s ability to enforce the Obligations or realize upon any of the Collateral, (iv) a material impairment of the enforceability or priority of Lender’s Liens with respect to any of the Collateral, or (v) any claim against any Loan Party or threat of litigation which if determined adversely to a Loan Party, is reasonably likely to result in the occurrence of any of the above events.

(h)

The dissolution or liquidation of any Loan Party if a corporation, limited liability company, partnership, joint venture or other type of entity; the death or incapacity of any Loan Party if an individual; any Loan Party, or any of its directors, stockholders or members, takes action seeking to affect the dissolution or liquidation of any Loan Party; or any Person owns and controls, directly or indirectly, 20% or more of the Stock of Parent having the right to vote for the election of members of the board of directors (or comparable managers) of Parent other than any Person which owns more than such threshold on the Closing Date; or Parent fails to own and control, directly or indirectly, 100% of the Stock of each Borrower having the right to vote for the election of members of the board of directors (or comparable managers) of Borrowers.

(i)

Any Loan Party makes any payment on any Indebtedness which is subject to a subordination agreement in favor of Lender, in violation of such subordination agreement.

(j)

Any government authority takes action that materially and adversely affects any Loan Party’s financial condition or ability to repay any of the Obligations; any indictment or conviction of any Borrower, any Loan Party or an officer, director or stockholder (holding more than 20% of the voting stock) of any Borrower or any Loan Party for a felony offense under state or federal law or any Borrower or any Loan Party appoints an officer, director or stockholder (holding more than 20% of the voting stock) who has been convicted of any such felony offense.

(k)

Lender fails to have a first-priority security interest in the Collateral, subject to no other Liens except Permitted Liens.

(l)

Any Loan Party repudiates or revokes or purports to repudiate or revoke any obligation under its Guaranty or under any other Loan Document to which it is a party.

SECTION 6.2

REMEDIES.  Upon the occurrence and during the continuation of an Event of Default, Lender may (in each case under clause (a) or (b) by written notice to Borrowers; provided that no such notice shall be required with respect to an Event of Default with respect to Borrowers under Section 6.1(e)): (a) declare the Obligations (other than Obligations under any Hedge Agreement, which may be accelerated pursuant to the terms of the applicable Hedge Agreement) immediately due and payable, at which time such Obligations shall be immediately due and payable and each Borrower shall be obligated to immediately repay all of such Obligations in full, without presentment, demand, protest, notice of dishonor, or other notice of any kind or other requirement of any kind, all of which are hereby expressly waived by Borrowers; (b) declare the obligations, if any, of Lender to make further Advances or other extensions of credit under this Agreement and any of the Loan Documents terminated, at which time such obligations will immediately cease and terminate; (c) by written notice to Borrowers, require Borrowers to cash collateralize the Letter of Credit Usage in an amount equal to 110% of such Letter of Credit Usage and (d) exercise any or all rights, powers and remedies available under the Security Agreement and each of the other Loan Documents, or accorded by law or equity.  All rights, powers and remedies of Lender may be exercised at any time by Lender and from time to time after the occurrence and during the continuation of an Event of Default, and the same are cumulative and not exclusive, and will be in addition to any other rights, powers or remedies provided by law or equity.  Upon the occurrence of any Default or Event of Default described in Section 6.1(e) with respect to Borrowers, any obligation of Lender to make Advances or provide any further extensions of credit hereunder shall automatically terminate and the Obligations (other than Obligations under any Hedge Agreement, which may be accelerated pursuant to the terms of the applicable Hedge Agreement) shall automatically and immediately become due and payable.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1

CERTAIN DEFINITIONS.  The following terms will have the following meanings:

“Account” has the meaning set forth in Section 1.1(a).

“Account Debtor” has the meaning set forth in Section 1.1(a).

“Advances” has the meaning set forth in Section 1.1(a)(ii).

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts and Section 5.9; (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of the board of directors or equivalent governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partners shall be deemed an Affiliate of such Person.

“Applicable Margin” means a percentage determined based on the average quarterly amount of outstanding Advances:

Tier	Average Quarterly Outstanding Advances	Applicable Margin for Obligations bearing interest based on Daily Three Month LIBOR	Applicable Margin for Obligations bearing interest at the Prime Rate
I	Less than $5,000,000	3.25%	0%
II	Equal to or greater than $5,000,000	2.75%	-0.5%

The average quarterly outstanding Advances shall be determined based on Lender’s books and records which are deemed final and conclusive absent manifest error.  At any time the Default Rate of interest is implemented in accordance with Section 1.3(b), the Default Rate shall be determined based on the Applicable Margin set forth under Tier I.

“Availability” means, as of any date of determination, the amount that Borrowers are entitled to borrow as Advances under Section 1.1(a) after giving effect to all then outstanding Obligations.

“Bank Product Provider” means Lender or any of its Affiliates that provide Bank Products to any Borrower.

“Bank Products” means any one or more of the following financial products or accommodations extended to any Borrower by “a Bank Product Provider”: (a) commercial credit cards, (b) commercial credit card processing services, (c) debit cards, (d) stored value cards, (e) purchase cards (including so-called “procurement cards” or “P--cards”), (f) cash management and related services (including treasury, depository, return items, overdraft, controlled disbursement, merchant stored value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer and other cash management arrangements), or (g) transactions under any Hedge Agreement.

“Bankruptcy Code” means Title 11 of the United States Code as in effect from time to time.

“Borrowers” has the meaning set forth in the preamble to this Agreement.

“Borrowing Base” has the meaning set forth in Section 1.1(a)(ii).

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close under to the rules and regulations of the Federal Reserve System.

“Capital Expenditures” means, with respect to any Borrower for any period, the aggregate of all expenditures by such Borrower during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed.

“Change in Law” has the meaning set forth in Section 1.4(a).

“Closing Date” has the meaning set forth in the preamble to this Agreement.

“Code” means the California Uniform Commercial Code, as in effect from time to time. To the extent that defined terms set forth in this Agreement have different meanings under different Articles under the Uniform Commercial Code, the meaning assigned to such defined term under Article 9 of the Uniform Commercial Code will control.

“Collateral” means all real and personal property in which Lender has been granted a security interest or Lien pursuant to the Security Agreement or any other Loan Document, together with any products and proceeds of the foregoing, including, without limitation, the “Collateral” as defined in the Security Agreement.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgment agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the books, Equipment, Accounts or Inventory of any Loan Party in favor of Lender with respect to the Collateral at such premises or otherwise in the custody, control or possession of such lessor, warehouseman, processor, consignee or other Person and in form and substance reasonably satisfactory to Lender.

“Collection Account” has the meaning set forth in Section 1.1(h).

“Collections” has the meaning set forth in Section 1.1(i).

“Compliance Certificate” means a certificate in the form of Schedule E delivered by the chief financial officer of Borrowers to Lender.

“Control Agreement” has the meaning set forth in Section 4.10.

“Controlled Account” has the meaning set forth in Section 4.10.

“Controlled Account Bank” has the meaning set forth in Section 4.10.

“Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

“Daily Three Month LIBOR” means, for any day the rate per annum for United States dollar deposits determined by Lender for the purpose of calculating the effective interest rate for loans that reference Daily Three Month LIBOR as the Inter-Bank Market Offered Rate in effect from time to time for the 3 month delivery of funds in amounts approximately equal to the principal amount of such loans. Borrowers understand and agree that Lender may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Lender in its sole discretion deems appropriate, including but not limited to the rate offered for U.S. dollar deposits on the London Inter-Bank Market.  When interest is determined in relation to Daily Three Month LIBOR, each change in the interest rate will become effective each Business Day that Lender determines that Daily Three Month LIBOR has changed.

“Default” means an event, condition or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Default Period” has the meaning set forth in Section 1.3(b).

“Default Rate” has the meaning set forth in Section 1.3(b).

“Dilution” has the meaning set forth in Section 1.1(a).

“Eligible Accounts” has the meaning set forth in Section 1.1(b).

“EBITDA” means, with respect to any fiscal period, the net income (or loss), of Borrowers, minus extraordinary gains, interest income, non-operating income and income tax benefits and decreases in any change in LIFO reserves, plus non-cash extraordinary losses, non-cash stock based compensation or expenses paid with stock, non-cash expenses for 2014 related to related party cost of goods sold, interest expense, income taxes, depreciation and amortization and increases in any change in LIFO reserves for such period, in each case, determined in accordance with GAAP.

“ERISA” has the meaning set forth in Section 2.6.

“Equipment” means equipment as that term is defined in the Code.

“Event of Default” has the meaning set forth in Section 6.1.

“Excess Availability” means, as of any date of determination, the amount equal to Availability with respect to all Borrowers minus the aggregate amount, if any, of all trade payables and other obligations of Borrowers aged in excess of 60 days beyond their terms as of the end of the immediately preceding month, and all book overdrafts and fees of Borrowers, in each case as determined by Lender in its Permitted Discretion.

“Existing Lender” shall have the meaning set forth in Section 3.1.

“Existing Subordinated Debt” means the obligations of BCSI under that certain Unsecured Promissory Note dated as of October 27, 2014 by BCSI in favor of Dr. William Davidson and Carole A. Davidson in the original principal amount of $220,000.

“Fixed Charge Coverage Ratio” means, with respect to Borrowers for any period, the ratio of (i) EBITDA for such period, minus (a) Non-Financed Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, and (b) cash taxes paid during such period, to the extent greater than zero, and (c) all distributions specifically permitted under this Agreement for Pass-Through Tax Liabilities to (ii) Fixed Charges for such period.

“Fixed Charges” means, with respect to any fiscal period and with respect to Borrowers determined in accordance with GAAP, the sum, without duplication, of (a) cash interest expense paid during such period (other than interest paid-in-kind, amortization of financing fees, and other non-cash interest expense), (b) principal payments paid in cash in respect of Indebtedness paid during such period, including cash payments with respect to capital leases, and (c) all distributions (other than Pass-Through Tax Liabilities) specifically permitted under this Agreement paid in cash during such period.

“GAAP” has the meaning set forth in Section 2.4.

“Guarantor” means Parent and each other Person that has guaranteed all or any part of the Obligations, and “Guarantor” means any one of them.

“Guaranty” means the Guaranty in favor of Lender executed and delivered by the Guarantors.

“Hedge Agreement” means any “swap agreement” as that term is defined in Section 101(53B)(A) of the United States Bankruptcy Code.

“Indebtedness” has the meaning set forth in Section 5.2.

“Information Certificate” means the Information Certificate dated December 31, 2014 completed and executed by Borrowers and delivered to Lender.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, receiverships, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Interim Treasury Period” has the meaning set forth in Section 4.10.

“Inventory” has the meaning set forth in Section 1.1(a).

“L/C Collateral Conditions” has the meaning set forth in Section 1.5(a).

“Lender” has the meaning set forth in the preamble to this Agreement.

“Lender Expenses” has the meaning set forth in Section 7.4.

“Letter of Credit” has the meaning set forth in Section 1.1(d).

“Letter of Credit Usage” has the meaning set forth in Section 1.1(d).

“Lien” has the meaning set forth in Section 5.7.

“Line of Credit” has the meaning set forth in Section 1.1(a).

“Loan Account” has the meaning set forth in Section 1.1(i).

“Loan Documents” means this Agreement, the Security Agreement, the Guaranty, each letter of credit agreement and each contract, instrument and agreement required by this Agreement or at any time entered into or delivered to Lender in connection with this Agreement, the Line of Credit specifically excluding Hedge Agreements.

“Loan Manager” has the meaning set forth in Section 1.1(e).

“Loan Parties” means collectively, each Borrower and each Guarantor and each of them is a “Loan Party”.

“Material Adverse Change” has the meaning set forth in Section 6.1(g).

“Material Contract” means each contract or agreement to which any Loan Party is a party involving aggregate consideration payable to or by such Loan Party of $1,000,000 or more (other than purchase orders in the ordinary course of the business of such Loan Party), and (ii) all other contracts or agreements, the loss of which could reasonably be expected to result in a Material Adverse Change.

“Maturity Date” has the meaning set forth in Section 1.5(a).

“Maximum Revolver Amount” has the meaning set forth in Section 1.1(a).

 “Minimum Interest Charge” has the meaning set forth on Schedule A.

“Net Liquidation Percentage” has the meaning set forth in Section 1.1(a).

“Non-Financed Capital Expenditures” means Capital Expenditures not financed by the seller of the capital asset, by a third party lender or by means of any extension of credit by Lender other than by means of an Advance under the Line of Credit.

“Obligations” means (a) all loans (including the Advances), debts, principal, interest (including any interest that accrues after the beginning of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Loan Account), obligations (including indemnification obligations), fees, Lender Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by Borrowers under or evidenced by this Agreement or any of the other Loan Documents or otherwise owing to Lender under any other present or future document, instrument or agreement, and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, voluntary or involuntary, due, not due or to become due, sole, joint, several or joint and several, incurred in the past or now existing or hereafter arising, however arising, and including all interest not paid when due, and all other expenses or other amounts that Borrowers are required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all obligations indebtedness, liabilities, reimbursement obligations, fees, or expenses owing by any Borrower to a Bank Product Provider with respect to any Bank Product, whether direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, voluntary or involuntary, due, not due or to become due,  incurred in the past or now existing or hereafter arising, however arising. Any reference in this Agreement or in the Loan Documents to the Obligations will include all or any portion of the Obligations and any extensions, modifications, renewals, or alterations of the Obligations, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Overadvance Amount” has the meaning set forth in Section 1.1(j)(iii).

“Pass-Through Tax Liabilities” means the amount of state and federal income tax paid or to be paid by the owner of any Stock in a Loan Party on taxable income earned by such Loan Party and attributable to such owner as a result of such Loan Party’s “pass-through” tax status, assuming the highest marginal income tax rate for federal and state (for the state or states in which any equity owner is liable for income taxes with respect to such income) income tax purposes, after taking into account any deduction for state income taxes in calculating the federal income tax liability and all other deductions, credits, deferrals and other reductions available to such owners from or through such Loan Parties.

“Patriot Act” means Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001).

“Permitted Discretion” means a determination made in the exercise of the good faith judgment of Lender.

“Permitted Indebtedness” has the meaning set forth in Section 5.2.

“Permitted Lien” has the meaning set forth in Section 5.7.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and their political subdivisions.

“Plan” has the meaning set forth in Section 2.6.

“Prime Rate” means at any time the rate of interest most recently announced by Lender at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Lender’s base rates, and serves as the basis upon which effective rates of interest are calculated for those loans making reference to it, and is evidenced by its recording in such internal publication or publications as Lender may designate.  Each change in the rate of interest will become effective on the date each Prime Rate change is announced by Lender.

“Reserves” has the meaning set forth in Section 1.1(a)

“Security Agreement” has the meaning set forth in Section 1.6.

“Seller Notes” means (i) that certain Secured Subordination Convertible Promissory Note dated as of November 21, 2014 executed by QSI in favor of David Marin in the original principal amount of $11,000,000, (ii) that certain Amended and Restated Secured Subordination Convertible Promissory Note dated as of November 21, 2014 executed by QSI in favor of George Zicman in the original principal amount of $1,594,000, (iii) that certain Amended and Restated Secured Subordination Convertible Promissory Note dated as of November 21, 2014 executed by QSI in favor of George Zicman in the original principal amount of $1,993,750, (iv) that certain Amended and Restated Secured Subordination Convertible Promissory Note dated as of November 21, 2014 executed by QSI in favor of Kurt Thomet in the original principal amount of $4,781,000, and (v) that certain Amended and Restated Secured Subordination Convertible Promissory Note dated as of November 21, 2014 executed by QSI in favor of George Zicman in the original principal amount of $5,643,758.

“Seller Subordinated Debt” means the obligations of Parent under the Seller Notes.

“Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other equity security.

“Subsidiary” of a Person means a corporation, partnership, limited liability company or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company or other entity.

“Taxes” has the meaning set forth in Section 7.5.

“Termination Date” has the meaning set forth in Section 1.5(a).

SECTION 7.2

NO WAIVER.  No delay, failure or discontinuance of Lender in exercising any right, power or remedy under any of the Loan Documents will affect or operate as a waiver of such right, power or remedy; nor will any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Lender of any breach of or default (including any Default or Event of Default) under any of the Loan Documents must be in writing and will be effective only to the extent set forth in such writing.

SECTION 7.3

NOTICES.  All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the address for such party set forth below each party’s name on the signature pages of this Agreement or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand will be deemed given or made as follows:  (a) if sent by hand delivery or overnight courier, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; (c) if sent by telecopy, upon receipt; and (d) if sent by electronic mail, upon sender’s receipt of an acknowledgment from the intended recipient (such as by “return receipt requested” function, as available, return email or other written acknowledgment).

SECTION 7.4

COSTS, EXPENSES AND ATTORNEYS’ FEES.  Each Borrower and each other Loan Party will pay to Lender immediately upon demand the full amount of the following (collectively, “Lender Expenses”): all payments, advances, charges, costs and expenses, including without limitation reasonable and documented out-of-pocket attorneys’ fees (to include outside counsel fees and all allocated costs of Lender’s in-house counsel), appraisal fees, consultant fees, audit fees, and exam fees expended or incurred by Lender in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents, perfection of Lender’s Liens in the Collateral, Lender’s continued administration of this Agreement and the other Loan Documents, and the preparation of any amendments, waivers or other agreements, instruments or documents relating to this Agreement or the other Loan Documents, or in connection with any “workout” or restructuring, (b) the enforcement of Lender’s rights and/or the collection of any amounts which become due to Lender under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Parties or any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the above incurred in connection with any Insolvency Proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Lender or any other Person) relating to any of the Loan Parties or any other Person and (d) any of the Collateral and other examinations, appraisals, evaluations, audits and inspections. Each Loan Party’s obligations set forth in this Section 7.4 will survive any termination of this Agreement or repayment of the Obligations and will for all purposes continue in full force and effect, in each case subject to the limitation set forth in Section 7.8 hereof.

SECTION 7.5

TAXES.  All payments made by Borrowers hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or subsequently imposed by any jurisdiction or by any political subdivision or taxing authority and all related interest, penalties or similar liabilities (collectively, “Taxes”) and in the event any deduction or withholding of such Taxes is required, each Borrower agrees to pay the full amount of such Taxes.

SECTION 7.6

GENERAL.  This Agreement will be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided that no Borrower and no Loan Party may assign or transfer any of its interests, rights or obligations under this Agreement without Lender’s prior written consent. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender’s rights and benefits under this Agreement and the other Loan Documents. This Agreement and the other Loan Documents constitute the entire agreement between and the Loan Parties and Lender with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter of this Agreement. This Agreement may be amended or modified only in writing signed by each party to this Agreement. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other Person will be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.  If any provision of this Agreement or any other Loan Document will be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement or the other Loan Documents. This Agreement may be executed in any number of counterparts, each of which when executed and delivered will be deemed to be an original, and all of which when taken together will constitute one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement and any party’s failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

SECTION 7.7

MULTIPLE BORROWERS.

(a)

Joint and Several Liability.  Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Lender the prompt payment and performance of, all Obligations under this Agreement and all agreements under the Loan Documents.  Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until cash payment in full of the Obligations, and that such obligations are absolute and unconditional, irrespective of (i) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Borrower is or may become a party or be bound; (ii) the absence of any action to enforce this Agreement or any other Loan Document, or any waiver, consent or indulgence of any kind by Lender; (iii) the existence, value or condition of, or failure to perfect any of Lender’s Liens or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any security or guaranty); (iv) the insolvency of any Borrower; (v) any election by Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (vi) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (vii) the disallowance of any claims of Lender against any Borrower for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (viii) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except cash payment in full of all Obligations.

(b)

Contribution. Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Lender with respect to any of the Obligations or any collateral security until such time as all of the Obligations have been paid in full in cash.  Any claim which any Borrower may have against any other Borrower with respect to any payments to Lender or under any of the Bank Products are hereby expressly made subordinate and junior in right of payment,  including, without limitation as to any increases in the Obligations arising under this Agreement or under the Bank Products, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower.

(c)

No Limitation on Liability.  Nothing contained in this Section 7.7 shall limit the liability of any Borrower to pay extensions of credit made directly or indirectly to that Borrower (including revolving loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), Obligations relating to Letters of Credit issued to support such Borrower’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Lender shall have the right, at any time in its discretion, to condition an extension of credit hereunder upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of such extensions of credit to such Borrower.

SECTION 7.8

INDEMNITY.  Each Borrower and each other Loan Party indemnifies Lender and its Affiliates, Subsidiaries, directors, officers, employees, representatives, agents, and attorneys, and holds them harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees), of every kind, which they may sustain or incur based upon or arising out of any of the Obligations, this Agreement, any of the Loan Documents, or the Collateral or any relationship or agreement between Lender and the Loan Parties, or any other matter, relating to any Loan Party, the Obligations or the Collateral; provided that this indemnity will not extend to damages that a court of competent jurisdiction finally determines in a non-appealable judgment to have been caused by the indemnitee’s own gross negligence or willful misconduct.  Regardless of any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section will survive any termination of this Agreement or repayment of the Obligations and will for all purposes continue in full force and effect.

SECTION 7.9

GOVERNING LAW.  The validity of this Agreement and the other Loan Documents (unless otherwise expressly provided in such Loan Document) and the construction, interpretation, and enforcement of this Agreement and the other Loan Documents, and the rights of the parties, as well as all claims, controversies or disputes arising under or related to this Agreement and the other Loan Documents will be determined under, governed by and construed in accordance with the laws of the State of California without regard conflicts of laws principles.

SECTION 7.10

CONSEQUENTIAL DAMAGES.  No claim may be made by any Loan Party against Lender, or any Affiliate, Subsidiary, director, officer, employee, representative, agent, attorney or attorney-in-fact of any of them for any special, indirect, consequential, or punitive damages in respect of any claim for breach of contract or other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Document or any related act, omission, or event, and each Loan Party waives, releases, and agrees not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

SECTION 7.11

SAVINGS CLAUSE.  If at any time the interest rate set forth in any of the Loan Documents exceeds the maximum interest rate allowable under applicable law, the interest rate will be deemed to be such maximum interest rate allowable under applicable law.

SECTION 7.12

RIGHT OF SETOFF; DEPOSIT ACCOUNTS.  Upon and after the occurrence of an Event of Default, (a) each Loan Party authorizes Lender, at any time and from time to time, without notice, which is hereby expressly waived by such Loan Party, and whether or not Lender will have declared any extension of credit under this Agreement to be due and payable in accordance with the terms of this Agreement, to set off against, and to appropriate and apply to the payment of, the Obligations (whether matured or unmatured, fixed or contingent, liquidated or unliquidated), any and all amounts owing by Lender to such Loan Party (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced), and (b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such the Obligations and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as Lender, in its sole discretion, may elect. Each Loan Party grants to Lender a security interest in all deposits and accounts maintained with Lender to secure the payment of all Obligations.

SECTION 7.13

CONFIDENTIALITY.  Lender agrees that material, non-public information regarding each Loan Party, its operations, assets, and existing and contemplated business plans will be treated by Lender in a confidential manner, and will not be disclosed by Lender to Persons who are not parties to this Agreement, except (i) to Lender’s Affiliates, attorneys, representatives, agents and other advisors and to officers, directors and employees of Lender, (ii) as required by law or by any court, governmental or regulatory authority, (iii) as agreed by any Loan Party, (iv) if such information becomes generally available to the public not as a result of Lender’s disclosure, (v) in connection with any litigation or adversary proceeding involving claims related to this Agreement, (vi) the assignment, participation or pledge of Lender’s interest in this Agreement, (vii) to equity owners of any Loan Party, and (viii) in connection with the exercise by Lender of any right or remedy under this Agreement, any other Loan Document or at law. Lender may use the name, logos, and other insignia of the Borrowers and the maximum amount of the credit facilities provided under this Agreement in any “tombstone” or comparable advertising, on its website or in other marketing materials of Lender.

SECTION 7.14

PATRIOT ACT NOTICE.  Lender notifies each Loan Party that pursuant to the requirements of the Patriot Act, Lender is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow Lender to identify each Loan Party in accordance with the Patriot Act. In addition, if Lender is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for each Loan Party, and (b) OFAC/PEP searches and customary individual  background checks of each Loan Party’s senior management and key principals, and each Loan Party agrees to cooperate in respect of the conduct of such searches and further agree that the reasonable costs and charges for such searches shall constitute Lender Expenses.

SECTION 7.15

JURISDICTION.  All actions or proceedings arising in connection with this Agreement and the other Loan Documents may be tried and litigated in the State of California and, to the extent permitted by applicable law, federal courts located in the County of Los Angeles, State of California; provided that any suit seeking enforcement against any Collateral or other property may be brought, at Lender’s option, in the courts of any jurisdiction where Lender elects to bring such action or where such Collateral or other property may be found. Each Loan Party and Lender waive, to the extent permitted under applicable law, any right they may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section 7.15.

SECTION 7.16

WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY AND LENDER WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH, A “CLAIM”). EACH LOAN PARTY AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 7.17

ARBITRATION.

(a)

ARBITRATION.  THE PARTIES AGREE, UPON DEMAND BY ANY PARTY, WHETHER MADE BEFORE THE INSTITUTION OF A JUDICIAL PROCEEDING OR NOT MORE THAN 60 DAYS AFTER SERVICE OF A COMPLAINT, THIRD PARTY COMPLAINT, CROSS-CLAIM, COUNTERCLAIM OR ANY ANSWER THERETO OR ANY AMENDMENT TO ANY OF THE ABOVE TO SUBMIT TO BINDING ARBITRATION ALL CLAIMS, DISPUTES AND CONTROVERSIES BETWEEN OR AMONG THEM (AND THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS, ATTORNEYS, AND OTHER AGENTS), WHETHER IN TORT, CONTRACT OR OTHERWISE ARISING OUT OF OR RELATING TO IN ANY WAY (I) ANY CREDIT SUBJECT HERETO, OR ANY OF THE LOAN DOCUMENTS, AND THEIR NEGOTIATION, EXECUTION, COLLATERALIZATION, ADMINISTRATION, REPAYMENT, MODIFICATION, EXTENSION, SUBSTITUTION, FORMATION, INDUCEMENT, ENFORCEMENT, DEFAULT OR TERMINATION; OR (II) REQUESTS FOR ADDITIONAL CREDIT.

(b)

GOVERNING RULES.  ANY ARBITRATION PROCEEDING WILL (I) PROCEED IN A LOCATION IN LOS ANGELES, CALIFORNIA SELECTED BY THE AMERICAN ARBITRATION ASSOCIATION (“AAA”); (II) BE GOVERNED BY THE FEDERAL ARBITRATION ACT (TITLE 9 OF THE UNITED STATES CODE), NOTWITHSTANDING ANY CONFLICTING CHOICE OF LAW PROVISION IN ANY OF THE DOCUMENTS BETWEEN THE PARTIES; AND (III) BE CONDUCTED BY THE AAA, OR SUCH OTHER ADMINISTRATOR AS THE PARTIES SHALL MUTUALLY AGREE UPON, IN ACCORDANCE WITH THE AAA’S COMMERCIAL DISPUTE RESOLUTION PROCEDURES, UNLESS THE CLAIM OR COUNTERCLAIM IS AT LEAST $1,000,000.00 EXCLUSIVE OF CLAIMED INTEREST, ARBITRATION FEES AND COSTS IN WHICH CASE THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE AAA’S OPTIONAL PROCEDURES FOR LARGE, COMPLEX COMMERCIAL DISPUTES (THE COMMERCIAL DISPUTE RESOLUTION PROCEDURES OR THE OPTIONAL PROCEDURES FOR LARGE, COMPLEX COMMERCIAL DISPUTES TO BE REFERRED TO HEREIN, AS APPLICABLE, AS THE “RULES”).  IF THERE IS ANY INCONSISTENCY BETWEEN THE TERMS HEREOF AND THE RULES, THE TERMS AND PROCEDURES SET FORTH HEREIN SHALL CONTROL.  ANY PARTY WHO FAILS OR REFUSES TO SUBMIT TO ARBITRATION FOLLOWING A DEMAND BY ANY OTHER PARTY SHALL BEAR ALL COSTS AND EXPENSES INCURRED BY SUCH OTHER PARTY IN COMPELLING ARBITRATION OF ANY DISPUTE.

(c)

NO WAIVER OF PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE.  THE ARBITRATION REQUIREMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING TO (I) FORECLOSE AGAINST REAL OR PERSONAL PROPERTY COLLATERAL; (II) EXERCISE SELF-HELP REMEDIES RELATING TO COLLATERAL OR PROCEEDS OF COLLATERAL SUCH AS SETOFF OR REPOSSESSION; OR (III) OBTAIN PROVISIONAL OR ANCILLARY REMEDIES SUCH AS REPLEVIN, WRIT OF POSSESSION, INJUNCTIVE RELIEF, ATTACHMENT, GARNISHMENT OR THE APPOINTMENT OF A RECEIVER.  THIS EXCLUSION DOES NOT CONSTITUTE A WAIVER OF THE RIGHT OR OBLIGATION OF ANY PARTY TO SUBMIT ANY DISPUTE TO ARBITRATION OR REFERENCE HEREUNDER, INCLUDING THOSE

ARISING FROM THE EXERCISE OF THE ACTIONS DETAILED IN SECTIONS (I), (II) AND (III) OF THIS PARAGRAPH.

(d)

ARBITRATOR QUALIFICATIONS AND POWERS.  ANY ARBITRATION PROCEEDING IN WHICH THE AMOUNT IN CONTROVERSY IS $5,000,000.00 OR LESS WILL BE DECIDED BY A SINGLE ARBITRATOR SELECTED ACCORDING TO THE RULES, AND WHO SHALL NOT RENDER AN AWARD OF GREATER THAN $5,000,000.00.  ANY DISPUTE IN WHICH THE AMOUNT IN CONTROVERSY EXCEEDS $5,000,000.00 SHALL BE DECIDED BY MAJORITY VOTE OF A PANEL OF THREE ARBITRATORS; PROVIDED HOWEVER, THAT ALL THREE ARBITRATORS MUST ACTIVELY PARTICIPATE IN ALL HEARINGS AND DELIBERATIONS, EXCEPT THAT A SINGLE ARBITRATOR MAY DECIDE PRE-HEARING DISCOVERY DISPUTES.  THE ARBITRATOR(S) WILL BE A NEUTRAL ATTORNEY LICENSED IN THE STATE OF CALIFORNIA OR A NEUTRAL RETIRED JUDGE OF THE STATE OR FEDERAL JUDICIARY OF  CALIFORNIA, IN EITHER CASE WITH A MINIMUM OF TEN YEARS EXPERIENCE IN THE SUBSTANTIVE LAW APPLICABLE TO THE SUBJECT MATTER OF THE DISPUTE TO BE ARBITRATED.  THE ARBITRATOR(S) WILL DETERMINE WHETHER OR NOT AN ISSUE IS ARBITRATABLE AND WILL GIVE EFFECT TO THE STATUTES OF LIMITATION OR REPOSE IN DETERMINING ANY CLAIM.  IN ANY ARBITRATION PROCEEDING THE ARBITRATOR(S) WILL DECIDE (BY DOCUMENTS ONLY OR WITH A HEARING AT THE ARBITRATOR'S DISCRETION) ANY PRE-HEARING MOTIONS WHICH ARE SIMILAR TO MOTIONS TO DISMISS FOR FAILURE TO STATE A CLAIM OR MOTIONS FOR SUMMARY ADJUDICATION.  THE ARBITRATOR(S) SHALL RESOLVE ALL DISPUTES IN ACCORDANCE WITH THE SUBSTANTIVE LAW OF  CALIFORNIA AND MAY GRANT ANY REMEDY OR RELIEF THAT A COURT OF SUCH STATE COULD ORDER OR GRANT WITHIN THE SCOPE HEREOF AND SUCH ANCILLARY RELIEF AS IS NECESSARY TO MAKE EFFECTIVE ANY AWARD.  THE ARBITRATOR(S) SHALL ALSO HAVE THE POWER TO AWARD RECOVERY OF ALL COSTS AND FEES, TO IMPOSE SANCTIONS AND TO TAKE SUCH OTHER ACTION AS THE ARBITRATOR(S) DEEMS NECESSARY TO THE SAME EXTENT A JUDGE COULD PURSUANT TO THE FEDERAL RULES OF CIVIL PROCEDURE, THE CALIFORNIA  RULES OF CIVIL PROCEDURE OR OTHER APPLICABLE LAW.  JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION.  THE INSTITUTION AND MAINTENANCE OF AN ACTION FOR JUDICIAL RELIEF OR PURSUIT OF A PROVISIONAL OR ANCILLARY REMEDY SHALL NOT CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE PLAINTIFF, TO SUBMIT THE CONTROVERSY OR CLAIM TO ARBITRATION IF ANY OTHER PARTY CONTESTS SUCH ACTION FOR JUDICIAL RELIEF.

(e)

DISCOVERY.  IN ANY ARBITRATION PROCEEDING, DISCOVERY WILL BE PERMITTED IN ACCORDANCE WITH THE RULES.  ALL DISCOVERY SHALL BE EXPRESSLY LIMITED TO MATTERS DIRECTLY RELEVANT TO THE DISPUTE BEING ARBITRATED AND MUST BE COMPLETED NO LATER THAN 20 DAYS BEFORE THE HEARING DATE.  ANY REQUESTS FOR AN EXTENSION OF THE DISCOVERY PERIODS, OR ANY DISCOVERY DISPUTES, WILL BE SUBJECT TO FINAL DETERMINATION BY THE ARBITRATOR(S) UPON A SHOWING THAT THE REQUEST FOR DISCOVERY IS ESSENTIAL FOR THE PARTY'S PRESENTATION AND THAT NO ALTERNATIVE MEANS FOR OBTAINING INFORMATION IS AVAILABLE.

(f)

CLASS PROCEEDINGS AND CONSOLIDATIONS.  NO PARTY HERETO SHALL BE ENTITLED TO JOIN OR CONSOLIDATE DISPUTES BY OR AGAINST OTHERS IN ANY ARBITRATION, EXCEPT PARTIES WHO HAVE EXECUTED ANY LOAN DOCUMENT, OR TO INCLUDE IN ANY ARBITRATION ANY DISPUTE AS A REPRESENTATIVE OR MEMBER OF A CLASS, OR TO ACT IN ANY ARBITRATION IN THE INTEREST OF THE GENERAL PUBLIC OR IN A PRIVATE ATTORNEY GENERAL CAPACITY.

(g)

PAYMENT OF ARBITRATION COSTS AND FEES.  THE ARBITRATOR(S) SHALL AWARD ALL COSTS AND EXPENSES OF THE ARBITRATION PROCEEDING.

(h)

REAL PROPERTY COLLATERAL; JUDICIAL REFERENCE.  NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NO DISPUTE SHALL BE SUBMITTED TO ARBITRATION IF THE DISPUTE CONCERNS INDEBTEDNESS SECURED DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, BY ANY REAL PROPERTY UNLESS (I) THE HOLDER OF THE MORTGAGE, LIEN OR SECURITY

INTEREST SPECIFICALLY ELECTS IN WRITING TO PROCEED WITH THE ARBITRATION, OR (II) ALL PARTIES TO THE ARBITRATION WAIVE ANY RIGHTS OR BENEFITS THAT MIGHT ACCRUE TO THEM BY VIRTUE OF THE SINGLE ACTION RULE STATUTE OF CALIFORNIA, THEREBY AGREEING THAT ALL INDEBTEDNESS AND OBLIGATIONS OF THE PARTIES, AND ALL MORTGAGES, LIENS AND SECURITY INTERESTS SECURING SUCH INDEBTEDNESS AND OBLIGATIONS, SHALL REMAIN FULLY VALID AND ENFORCEABLE.  IF ANY SUCH DISPUTE IS NOT SUBMITTED TO ARBITRATION, THE DISPUTE SHALL BE REFERRED TO A REFEREE IN ACCORDANCE WITH CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638 ET SEQ., AND THIS GENERAL REFERENCE AGREEMENT IS INTENDED TO BE SPECIFICALLY ENFORCEABLE IN ACCORDANCE WITH SAID SECTION 638.  A REFEREE WITH THE QUALIFICATIONS REQUIRED HEREIN FOR ARBITRATORS SHALL BE SELECTED PURSUANT TO THE AAA’S SELECTION PROCEDURES.  JUDGMENT UPON THE DECISION RENDERED BY A REFEREE SHALL BE ENTERED IN THE COURT IN WHICH SUCH PROCEEDING WAS COMMENCED IN ACCORDANCE WITH CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 644 AND 645.

(i)

MISCELLANEOUS.  TO THE MAXIMUM EXTENT PRACTICABLE, THE AAA, THE ARBITRATOR(S) AND THE PARTIES SHALL TAKE ALL ACTION REQUIRED TO CONCLUDE ANY ARBITRATION PROCEEDING WITHIN 180 DAYS OF THE FILING OF THE DISPUTE WITH THE AAA.  NO ARBITRATOR(S) OR OTHER PARTY TO AN ARBITRATION PROCEEDING MAY DISCLOSE THE EXISTENCE, CONTENT OR RESULTS THEREOF, EXCEPT FOR DISCLOSURES OF INFORMATION BY A PARTY REQUIRED IN THE CONNECTION WITH FINANCIAL REPORTING IN THE ORDINARY COURSE OF ITS BUSINESS OR BY APPLICABLE LAW OR REGULATION.  IF MORE THAN ONE AGREEMENT FOR ARBITRATION BY OR BETWEEN THE PARTIES POTENTIALLY APPLIES TO A DISPUTE, THE ARBITRATION PROVISION MOST DIRECTLY RELATED TO THE LOAN DOCUMENTS OR THE SUBJECT MATTER OF THE DISPUTE SHALL CONTROL.  THIS ARBITRATION PROVISION SHALL SURVIVE TERMINATION, AMENDMENT OR EXPIRATION OF ANY OF THE LOAN DOCUMENTS OR ANY RELATIONSHIP BETWEEN THE PARTIES.

(j)

WAIVER OF JURY TRIAL.  THE PARTIES HERETO HEREBY ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT DELIVERED IN CONNECTION HEREWITH, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

The parties have caused this Agreement to be executed as of the date on page 1.

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By /s/ Authorized Wells Fargo Signature

Name_______________________________

Title________________________________

Address:

________________________________

________________________________

________________________________

Attention: ________________________

Fax No.: _________________________

Email: ___________________________

QUEST SOLUTION, INC.,
a Delaware corporation,
as Parent

By /s/ Jason F. Griffith

Name Jason F. Griffith

Title Chief Executive Officer

QUEST MARKETING, INC.,
an Oregon corporation,
as Borrower

By /s/ Jason F. Griffith

Name Jason F. Griffith

Title Chief Executive Officer

BAR CODE SPECIALTIES, INC.,
a California corporation,
as Borrower

By /s/ Scot Ross

Name Scot Ross

Title Chief Financial Officer

Address:

________________________________

________________________________

________________________________

Attention: ________________________

Fax No.: _________________________

Email: ___________________________

SCHEDULE A  TO CREDIT AGREEMENT

FEES

On the Closing Date: Origination Fee. A non-refundable origination fee of $40,000 which will be fully earned and payable upon the execution of this Agreement.

Monthly:

(a)

Unused Fee. A fee equal to 0.50% per annum on the daily average of the Maximum Revolver Amount reduced by outstanding Advances, Letter of Credit Usage and Reserves with respect to Bank Products consisting of purchase cards (including so-called “procurement cards” or “P--cards”), which fee will be calculated on a monthly basis by Lender and will be due and payable in arrears on the first day of each month and on the Termination Date.

(b)

Collateral Monitoring Fee.  A fee at the rates established from time to time by Lender as its Collateral monitoring fees (which fees are currently $500 per month), will be due and payable monthly in advance on the first day of the month and on the Termination Date.

(c)

Cash Management and Other Service Fees.  Fees for cash management services and other Bank Products and services provided to Borrowers by Lender, in accordance with the agreements entered into between any of the Borrowers and Lender from time to time, including Lender’s customary fees and charges with respect to the disbursement of funds or the receipt of funds to or for the account of any of the Borrowers (whether by wire transfer or otherwise).

(d)

Letter of Credit Fees. A Letter of Credit fee which will accrue at a per annum rate equal  the Applicable Margin for Obligations bearing interest based on Daily Three Month LIBOR times the daily balance of the undrawn amount of all outstanding Letters of Credit (calculated on the basis of a 360-day year and the actual number of days elapsed), payable monthly in arrears on the last day of each month and on the Termination Date and continuing until all undrawn Letters of Credit have expired or have been returned for cancellation. All fees upon the occurrence of any other activity with respect to any Letter of Credit (including, without limitation, the issuance, transfer, amendment, extension or cancellation of any Letter of Credit  and honoring of draws under any Letter of Credit) will be determined in accordance with Lender’s standard fees and charges then in effect.

(e)

Minimum Interest Charge. Beginning with calendar year 2015, at least $100,000 of interest each year or portion of a year following the initial advance under the Line of Credit (the “Minimum Interest Charge”) during the term of this Agreement, and Borrowers will pay any deficiency between the Minimum Interest Charge and the amount of interest, unused fee, clearance charge and Letter of Credit fees otherwise payable in arrears on the anniversary of the initial advance and on the Termination Date and continuing until all of the Obligations are paid in full.  When calculating this deficiency, the Default Rate, if applicable, will be disregarded.

Upon demand by Lender or as otherwise specified in this Agreement:

(a)

Collateral Exam Fees, Costs and Expenses.  Lender’s fees, costs and expenses in connection with any collateral exams or inspections conducted by or on behalf of Lender at the current rates established from time to time by Lender as its fee for collateral exams, or inspections (which fees are currently $1,080 day per collateral examiner), plus all actual out-of-pocket costs and expenses incurred in conducting any collateral exam or inspection. Borrowers will reimburse Lender for all fees and expenses related to collateral examinations or inspections obtained prior to the Closing Date.  Applicable fees related to electronic collateral reporting will also be charged; provided, however, so long as no Default or Event of Default shall have occurred and be continuing, Borrowers shall be obligated to reimburse Lender for fees, costs and expenses related to not more than (x) three (3) such collateral exams and inspections per any 12 month period if at the time of such exam or inspection, Excess Availability is equal to or greater than $1,600,000 and (y) four (4) such collateral exams and inspections per any 12 month period if at the time of such exam or inspection, Excess Availability is less than $1,600,000.  The limitations set forth above shall not be applicable to any exams or inspections conducted prior to the Closing Date.

(b)

Line of Credit Termination Fees. If (i) Lender terminates the Line of Credit after an Event of Default has occurred and is continuing, or (ii) Borrowers terminate the Line of Credit on a date other than the Maturity Date, then Borrowers will pay Lender a termination fee in an amount equal to a percentage of the Maximum Revolver Amount calculated  as  follows:  (A)  3.0%, if the termination occurs on or before the first anniversary date of this Agreement; and (B) 0.50%, if the termination occurs after the first anniversary date of this Agreement.

SCHEDULE B TO CREDIT AGREEMENT

DISCLOSURE SCHEDULE

Section 2.3  Pending Litigation - NONE

Sections 2.4, 5.8  Existing Liens

Name and Address of Secured Party	Description of Collateral	File No. of Financing Statement/Jurisdiction
David Marin 4 Galaxy Isle Ladera Ranch, CA 92694 Kurt Thomet P.O. Box 22736 Eugene, OR 97402 George Zicman P.O. Box 22736 Eugene, OR 97402	All assets of Bar Code Specialties, Inc.	14-7438586985 / California
David Marin 4 Galaxy Isle Ladera Ranch, CA 92694 Kurt Thomet P.O. Box 22736 Eugene, OR 97402 George Zicman P.O. Box 22736 Eugene, OR 97402	All assets of Quest Solution, Inc.	44809299 / Delaware

Section 2.8  Environmental Matters - NONE

Section 2.10  Material Contracts - NONE

Section 5.2  Existing Indebtedness

Name / Address of Debtor	Outstanding Balance of Loan as of December 30, 2014	Secured / Unsecured	Due Date
George Zicman	$1,993,750	Amended and Restated Secured Subordinated Promissory Note	December 31, 2018
George Zicman	$1,594,000	Amended and Restated Secured Subordinated Convertible Promissory Note	December 31, 2018
Kurt Thomet	$5,643,758	Amended and Restated Secured Subordinated Promissory Note	December 31, 2018
Kurt Thomet	$4,781,000	Amended and Restated Secured Subordinated Convertible Promissory Note	December 31, 2018
David Marin	$11,000,000	Secured Subordinated Convertible Promissory Note	December 31, 2018
Dr. William Davidson and Carole A. Davidson	$211,152.73	Unsecured Promissory Note	October 31, 2018

Section 5.5  Existing Loans, Advances, and Investments – See Section 5.2.

SCHEDULE C TO CREDIT AGREEMENT

FINANCIAL STATEMENTS

As soon as available, but within 25 days after the end of each month, or more frequently upon Lender’s request

(a)  an unaudited balance sheet, income statement, statement of cash flow, and statement of owner’s equity with respect to Parent and its Subsidiaries (prepared on a consolidated basis) during such period and compared to the prior period and plan, prepared in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes, together with a corresponding discussion and analysis of results from management; and

(b)  a Compliance Certificate along with the underlying calculations, including the calculations to establish compliance with the financial covenants set forth in this Agreement and certain other covenants under this Agreement and a certificate of the president or chief financial officer of Parent attesting that the financial statements are accurate and that there exists no Default or Event of Default.

As soon as available, but within 90 days after the end of each fiscal year

(a)  consolidated financial statements of Parent and its Subsidiaries for such fiscal year, audited by an independent certified public accountants reasonably acceptable to Lender (as of the Closing Date LL Bradford, LLC is acceptable to Lender), prepared in accordance with GAAP, and certified, without any qualifications (including any (A) “going concern” or like qualification or exception, (B) qualification or exception as to the scope of such audit, or (C) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, statement of cash flow, and statement of owner’s equity and, if prepared, such accountants’ letter to management); and

(b) a Compliance Certificate with the underlying calculations, including the calculations to establish compliance with the financial covenants set forth in this Agreement and a certificate of the president or chief financial officer of Parent attesting that the financial statements are accurate and that there exists no Default or Event of Default.

As soon as available, but 30 days before the start of each of Borrowers’ fiscal years,

(a) copies of Parent’s and its Subsidiaries’ forecasted (a) balance sheets, (b) profit and loss statements, (c) availability projections, and (d) cash flow statements, all prepared on a basis consistent with Parent’s  historical financial statements, together with appropriate supporting details and a statement of underlying assumptions, in form and substance reasonably satisfactory to Lender, for the next fiscal year, on a monthly basis, certified by the chief financial officer of Parent as being such officer’s good faith estimate of the financial performance of the Parent and its Subsidiaries during the period covered.

On request of Lender	such other information as Lender may reasonably request.

SCHEDULE D TO CREDIT AGREEMENT

COLLATERAL REPORTING

On the first Business Day of each week.	(a) a borrowing base certificate or daily collateral report in form and substance reasonably acceptable to Lender.
No later than the 20th day of each month, or more frequently as Lender requests.

(a)  a monthly Account roll-forward (with supporting details supplied from sales journals, collection journals, credit registers and any other records), in a format acceptable to Lender in its sole discretion;

(b)  a detailed aging of each Loan Party’s Accounts, together with a reconciliation to the monthly Account roll-forward and supporting documentation for any reconciling items noted;

(c)  a detailed calculation of those Accounts that are not eligible for the applicable Borrowing Base;

(d)  of all claims, offsets, or disputes asserted by Account Debtors with respect to any Borrower’s Accounts;

(e) notice of any return of goods with a Value individually or in the aggregate exceeding $50,000; and

(f)  a summary aging, by vendor, of each Borrower’s and its Subsidiaries’ accounts payable.

No later than the 25th day of each month, or more frequently as Lender requests.

(a)  a reconciliation of Accounts aging, trade accounts payable aging, and Inventory perpetual of Loan Parties to the general ledger together with the monthly financial statements of Loan Parties, including any book reserves related to each category.

Within 90 days after the end of each year.	(a) a detailed list of each Loan Party’s customers, with address and contact information.
Upon request by Lender.

(a) copies of invoices together with corresponding shipping and delivery documents and credit memos together with corresponding supporting documentation with respect to invoices and credit memos; and

(b)  such other reports and information as to the Collateral and as to Loan Parties, as Lender may reasonably request.

SCHEDULE E TO CREDIT AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

[on Borrowers’ Letterhead]

To:

Wells Fargo Bank, National Association

_______________________________

_______________________________

Attn: ___________________________

Re:

Compliance Certificate dated [_____________________]

Ladies and Gentlemen:

Reference is made to that certain Credit and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement” dated as of December 31, 2014 by and among WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), QUEST SOLUTION, INC., a Delaware corporation (“Parent”), QUEST MARKETING, INC., an Oregon corporation (“QMI”), BAR CODE SPECIALTIES, INC., a California corporation (“BCSI”; and together with QMI, individually, a “Borrower” and collectively, the “Borrowers”).  Capitalized terms used in this Compliance Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.

Pursuant to Schedule C of the Credit Agreement, the undersigned officer of Borrowers hereby certifies that:

1.

Attached is the financial information of Loan Parties which is required to be furnished to Lender pursuant to Section 4.1 of the Credit Agreement for the period ended _________________ (the “Reporting Date”).  Such financial information has been prepared in accordance with GAAP [(except for year-end adjustments and the lack of footnotes)] and fairly presents in all material respects the financial condition of Loan Parties.

2.

Such officer has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of Loan Parties during the accounting period covered by the financial statements delivered pursuant to Schedule C of the Credit Agreement.

3.

Such review has not disclosed the existence on and as of the date of this Certificate, and the undersigned does not have knowledge of the existence as of the date of this Certificate, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, in each case specifying the nature and period of existence thereof and what Borrowers have taken, are taking, or propose to take with respect thereto.

4.

Except as set forth on Schedule 3 attached hereto, the representations and warranties of each of the Loan Parties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Certificate (except to the extent they relate to a specified date).

5.

As of the Reporting Date, each of the Loan Parties is/is not in compliance with the applicable covenants contained in Article IV and Article V of the Credit Agreement as demonstrated on Schedule 1 attached hereto.

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this 31st day of December 2014.

QUEST SOLUTION, INC., a Delaware corporation

By /s/ Jason F. Griffith

Name Jason F. Griffith

Title Chief Executive Officer